Exhibit 10.2

REVOLVING CREDIT NOTE
PNC Bank, National Association

$15,000,000	April 17, 2008
Woodbridge, N.J.

This Revolving Credit Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”) by and among BCI COMMUNICATIONS, INC., a corporation organized under the laws of the State of New Hampshire, (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various financial institutions named therein or which hereafter become a party thereto (together with PNC collectively, “Lenders”) and PNC as agent for Lenders (in such capacity, “Agent”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of PNC, at the office of Agent located at PNC Bank Center, Two Tower Center, East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrower in writing:

(i) the principal sum of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000) or, if different from such amount, the unpaid principal balance of the Revolving Advances as may be due and owing to PNC under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Loan Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate in accordance with the Loan Agreement; and

(iii) notwithstanding anything to the contrary herein, in the Loan Agreement and/or in any Other Document, all outstanding principal and interest hereunder is due and payable on the Termination Date.

This Note is a “Revolving Credit Note” referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment, and may be voluntarily prepaid, in whole or in part, in each case, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 10.7 or 10.8 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

Lenders may at any time pledge or assign all or any portion of their rights under the Loan Agreement and the Other Documents (including any portion of this Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Lenders from their obligations under the Loan Agreement or any of the Other Documents.

This Note shall be construed and enforced in accordance with the laws of the State of New Jersey.

Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

ATTEST:		BCI COMMUNICATIONS, INC.

By:		By:
Name:	NICHOLAS DAY	Name:	RICHARD BERLINER
Title:	General Counsel and Secretary	Title:	Chief Executive Officer and President